Exhibit 10.34
KB HOME
AMENDED AND RESTATED 1999 INCENTIVE PLAN
NON-QUALIFIED STOCK OPTION AGREEMENT
     This Stock Option Agreement (this “Agreement”) is made on ____________ (the “Grant Date”) between KB Home, a Delaware corporation (the “Company”), and Jeffrey T. Mezger (“Optionee”). Capitalized terms used in this Agreement and not defined herein have the respective meanings given them in the KB Home Amended and Restated 1999 Incentive Plan (the “Plan”).
A G R E E M E N T
     1. Grant. Subject to the terms of the Plan and this Agreement and the February 28, 2007 employment agreement by and between the Company and the Optionee (the “Employment Agreement”), the Company hereby grants to Optionee an option (“Option”) to purchase from the Company an aggregate of ____________ shares of common stock, $1.00 par value per share, of the Company (“Common Stock”) at the purchase price of $____________ per share. The Option is intended to be a Non-Qualified Stock Option. The Option may be exercised, and the shares of Common Stock subject to the Option (the “Option Shares”) may be purchased, only as provided under this Agreement. A copy of the prospectus describing the Plan is included herewith, and available upon request, and is made a part hereof.
     2. Option Vesting and Exercise. The Option may be exercised in accordance with the following vesting schedule if Optionee is rendering Service (as defined in the Employment Agreement) on the respective dates indicated below:

On or After		Shares Subject to Purchase
[Date]		[Number of Shares]
[Date]	an additional	[Number of Shares]
[Date]	an additional	[Number of Shares]
     To exercise any portion of the Option that has vested, the Company must receive both written notice of exercise specifying the number of Option Shares to be purchased and payment for the full purchase price of such Option Shares plus the corresponding amount of any taxes the Company is required to withhold in connection with such exercise. The purchase price for such Option Shares and any corresponding tax withholding amounts may be paid in, or in any combination of, cash, cash equivalents or shares of Common Stock that are not subject to any pledge, other security interest or other applicable restriction under the Plan. Such Option Shares will be issued, in whole shares only, by or on behalf of the Company as soon as practicable upon the Company’s or its agent’s receipt of the full purchase price for such Option Shares and all corresponding tax withholding amounts.
     Except as provided in Section 3 below with respect to Optionee’s Retirement and subject to Section 4 below, Optionee will immediately forfeit all rights, title and interests in and to any portion of the Option that has not vested on the date Optionee’s Service is terminated.
     3. Accelerated Option Vesting. Notwithstanding Section 2 above, the entire Option granted hereunder will vest and become immediately exercisable upon either a (i) a Change in Control or an Involuntary Termination in connection with the Change in Control (including if such Involuntary Termination occurs during the three month period prior to a Change in Control) (as such terms are defined in the Employment Agreement) or (ii) a Change of Ownership of the Company only if the successor entity does not assume the Option or substitute an equivalent right for the Option, or (iii) upon

Optionee’s Retirement. “Retirement” means severance from employment with the Company or its Subsidiaries for any reason other than a leave of absence, at such time as the sum of Optionee’s age and years of service with the Company or its Subsidiaries equals at least 65 or more, provided that Optionee is then at least 55 years of age. In addition, the vesting of this Option will accelerate on Optionee’s termination of Service as if Optionee had rendered an additional (x) 24 months of Service beyond his termination of Service date if there is an Involuntary Termination (as defined in the Employment Agreement) that is not connection with a Change in Control and (y) 12 months of Service beyond his termination of Service date if such termination is due to Optionee’s death or Disability (as defined in the Employment Agreement).
     4. Option Termination. The Option will cease to be exercisable and will expire and terminate to the extent not exercised upon the earlier of (i) the close of business on ____________ and (ii) the dates set forth below in this Section 4 (with capitalized terms as defined in the Employment Agreement if not defined herein).
     (a) one (1) month if termination was effected by the Company for Cause,
     (b) thirty-six (36) months if termination was due to an Involuntary Termination,
     (c) sixty (60) months if termination was due to death or Disability,
     (d) the remaining balance of the Option term if termination was due to Retirement, or
     (e) twelve (12) months if termination was due to any other reason.
If Optionee is prevented from exercising (or selling shares acquired under) the Option for some period of time post-Service due to insider trading or other restrictions then the time periods specified above shall be extended by the duration of such time that Optionee could not exercise or sell.
     5. No Stockholder Rights. Optionee, and any Permitted Transferee (as defined in Section 11 hereof), will not be deemed to be a holder of or possess any stockholder rights with respect to any Option Shares prior to the issuance of such Option Shares upon exercise of the Option as provided in this Agreement.
     6. Additional Restrictions. Subject to the Employment Agreement, the Company may impose such restrictions, conditions or limitations as it determines appropriate as to the timing and manner of any resales or other transfers of any Option Shares, including (a) restrictions under an insider trading policy, (b) stock ownership requirements, (c) restrictions designed to delay and/or coordinate the timing and manner of sales of Options Shares following a public offering of the Company’s Common Stock and (d) the required use of a specified brokerage firm for such resales or other transfers.
     7. Adjustments. In the event of any merger, reorganization, consolidation, recapitalization, stock dividend or other event described in Section 13(a) of the Plan, such adjustment will be made to the number, type and purchase price of the Option Shares, and to the terms and conditions hereof, as and to the extent the Committee determines to be appropriate (in its sole discretion).
     8. California Law. This Agreement will be construed, administered and enforced in accordance with the laws of the State of California.
     9. Conformity to Securities Laws. Optionee acknowledges that the Plan and this Agreement are intended to conform to the extent necessary with all provisions of the Securities Act of 1933, as amended (the “Securities Act”), and the Securities Exchange Act of 1934, as amended, and any and all regulations and rules promulgated in each case thereunder by the Securities and Exchange

Commission. Notwithstanding anything herein to the contrary, the Plan will be administered, and the Option Shares will be issued, in such a manner as to conform to the requirements and limitations of such laws, rules and regulations. To the extent permitted by applicable law, the Plan and this Agreement will be deemed amended to the extent necessary to conform to such laws, rules and regulations. Without limiting the generality of the foregoing, during the time that he is a Company employee Optionee agrees that prior to any sale of Option Shares, Optionee will notify the Company in order to enable it to take any steps required by the Securities Act in connection with such sale and further agrees that he or she will not complete any such sale until he or she has been advised by the Company that such steps have been taken.
     10. Entire Agreement. This Agreement and the Employment Agreement set forth the entire agreement and understanding of the parties with respect to the subject matter of this Agreement, and supersedes all prior and contemporaneous oral and written agreements and understandings relating to such subject matter. OPTIONEE ACKNOWLEDGES AND AGREES TO BE BOUND TO, AND THAT THE OPTION IS GRANTED SUBJECT TO, ALL OF THE TERMS AND CONDITIONS OF THE PLAN, INCLUDING ANY TERMS, RULES OR DETERMINATIONS MADE BY THE COMMITTEE PURSUANT TO ITS ADMINISTRATIVE AUTHORITY UNDER THE PLAN, AND THAT IN THE EVENT OF ANY CONFLICT BETWEEN THIS AGREEMENT AND THE PLAN, THE PLAN WILL PREVAIL (subject to the Employment Agreement).
     11. Non-Transferability. The Option may not be transferred (in whole or in part) except by will or the laws of descent and distribution and except by gift or a domestic relations order to members of Optionee’s family or to trusts or other entities whose beneficiaries or beneficial owners are Optionee or members of Optionee’s family (each, a “Permitted Transferee”). During Optionee’s lifetime, unless the Option is transferred to a Permitted Transferee in accordance with this Section 11, only Optionee may exercise the Option as provided in this Agreement. Subject to such conditions and procedures as the Company may require, a Permitted Transferee may exercise the Option during Optionee’s lifetime.
     12. No Obligation. Neither the execution and delivery hereof nor the granting of the Option will constitute or be evidence of any agreement or understanding, express or implied, on the part of the Company or any of its Subsidiaries to employ or continue the employment of Optionee for any period or in any capacity.
     13. Notice. Any notice given hereunder to the Company will be addressed to the Company, attention Senior Vice President, Human Resources, and any notice given hereunder to Optionee will be addressed to Optionee at his or her address as shown on the records of the Company.
     14. Section 409A. Notwithstanding any other provision of the Plan or this Agreement, the Plan and this Agreement will be interpreted in accordance with, and incorporate the terms and conditions required by, Section 409A of the Code (together with any Department of Treasury regulations and other interpretive guidance issued thereunder, including, without limitation, any such regulations or other guidance that may be issued after the date hereof). Subject to the terms of the Employment Agreement, the Committee may, in its discretion, adopt such amendments to the Plan or this Agreement or adopt such other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, as the Committee determines are necessary or appropriate to comply with the requirements of Section 409A of the Code.

     IN WITNESS WHEREOF, the Company, by its duly authorized officer, and Optionee have executed this Agreement as of the day and year first above written.

KB HOME
By

Its

OPTIONEE:
By:
Jeffrey T. Mezger

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